EXHIBIT 4

                            SPEIZMAN INDUSTRIES, INC.

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                    ARTICLE I

Purpose

         This Stock Option Plan for Non-Employee Directors (the "Plan") is designed to advance the interest of Speizman Industries, Inc. (the "Company") and its stockholders by providing an incentive to each member of the Board of Directors of the Company (the "Board"), who is not a full-time or part-time employee of the Company or its parent or subsidiary corporations ("Non-Employee Director"), to continue in the service of the Company and by creating a direct interest of the Non-Employee Directors in the future success of the Company's operations by granting to such persons options to acquire shares of the common stock of the Company, par value $.10 per share (the "Common Stock"). As used herein, "parent" shall mean a "parent corporation" as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.


                                   ARTICLE II

Administration

         The Plan shall be administered by the Stock Option Committee of the Board or such other committee as may be appointed by the Board from among its members to administer the Plan (the "Committee"). The Committee shall consist of not less than two Non-Employee Directors who are "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and are necessary or desirable for its implementation and administration. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

         It is intended that the Plan be nondiscretionary for purposes of Rule 16b-3 under the Exchange Act, and the powers of the Committee under the Plan shall be limited to ministerial and nondiscretionary acts which do not affect the status of the Plan as nondiscretionary.

         The Committee shall hold its meetings at such times and places as it may determine, with a majority of the Committee constituting a quorum. Any action which the Committee has the power to take at a meeting may be taken by the Committee without a meeting if all of the members of the Committee give their consent to such action in writing.



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                                   ARTICLE III

Stock

         The shares to be optioned under the Plan ("Option Shares") shall be shares of authorized but unissued Common Stock of the Company. The total number of shares of Common Stock subject to awards of nonqualified stock options ("Options") granted under the Plan shall not exceed in the aggregate 15,000, except as such number of shares shall be adjusted in accordance with the provisions of Article X hereof. The Options granted under the Plan are not intended to qualify as incentive stock options under Section 422 of the Code. If an Option should expire, terminate or become unexercisable for any reason without having been exercised in full, the unpurchased Option Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for the grant of other Options under the Plan.


                                   ARTICLE IV

Eligibility of Participants

         Each Non-Employee Director shall be eligible to receive Options in accordance with the provisions of the Plan.


                                    ARTICLE V

Annual Awards

         On December 1st of each year, commencing on December 1, 1995, each Non-Employee Director shall be granted an Option to purchase 1,000 shares of Common Stock, subject to adjustment as provided in Article X below (the "Annual Award"). In the event that the number of shares of Common Stock available for grants under the Plan is insufficient to grant the number of Options determined as provided above, Options for the remaining number of shares of Common Stock available for grant under the Plan shall be granted in equal amounts to each Non-Employee Director. Notwithstanding the foregoing, any Non-Employee Director may elect (1) to decline an Annual Award, or (2) to revoke a previous election to decline an Annual Award, in either event, at any time prior to the date such Annual Award would otherwise be made. A Non-Employee Director who elects to decline an Annual Award will receive no compensation in lieu of such Annual Award (either at the time of such election or at any time thereafter).

         Upon the grant of each Annual Award, the Company and the Non-Employee Director shall enter into a stock option award agreement which shall specify the date of grant and the Option Price, as defined herein, and shall include or incorporate by reference the substance of all of the provisions set forth in Articles VI through IX below and such other provisions consistent with the Plan as the Committee may determine. The Committee shall have no discretion to select the Non-Employee Directors who will receive Annual Awards or to determine the number of Option Shares covered by such Annual Award, the Option Price per

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Option Share, the circumstances  under which an Annual Award may be granted,  or the period within which Options granted pursuant to Annual Awards may be exercised or to alter any other terms or conditions in the Plan with respect to Annual Awards to Non-Employee Directors, except for administering the Plan subject to the express provisions of the Plan.

Timing of Granting Annual Awards

         Grants of Annual Awards shall be made automatically under this Article without any action by the Committee.


                                   ARTICLE VI

Option Price

         The per share Option exercise price (the "Option Price") for all Options granted under the Plan shall be the fair market value of the Common Stock of the Company on the date the Annual Award is granted, subject to adjustments as provided in Article X. If the Common Stock is listed for trading on any national securities exchange, then the "fair market value" shall be the closing sale price of the Common Stock on such exchange on the date of grant. If the Common Stock is not listed for trading on a national securities exchange but is traded on The Nasdaq Stock Market, then the "fair market value" shall be the last sale price reported by The Nasdaq Stock Market on the date of grant. If the Common Stock is neither traded on any national securities exchange nor traded on The Nasdaq Stock Market, but is traded in the over-the-counter market, then the "fair market value" shall be the average closing bid and asked prices on the date of grant provided by any market maker in the Common Stock selected by the Company to provide quotations for this purpose. If there is no market maker in the Common Stock, the fair market value shall be the last sale price of the Common Stock on the date of grant. In the event that on any date of the grant of options there is no sale of at least 100 shares of Common Stock, the sale price or the bid and asked prices on the last day on which there was a sale of at least 100 shares of Common Stock shall be used to determine "fair market value."


                                   ARTICLE VII

Exercise and Term of Options

         An Option shall not be exercisable unless: (a) the Option has become exercisable as provided below; (b) the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of exercise of the Option, a Non-Employee Director, except that in the event (i) a Non-Employee Director ceases to be a Non-Employee Director for any reason, he may exercise any of his outstanding Options that are exercisable on the date he ceases to be a Non-Employee Director at any time within one year after such date, subject to earlier termination of any such Option as provided herein, at the end of which one-year period any such Option that has not been fully exercised shall terminate, or (ii) an optionee shall die holding any outstanding Options that are exercisable on the date of his death, his executors, administrators, heirs or distributees, as the case may be, may exercise any

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such  Option at any time  within  six months  after the date of such  optionee's death, even if such six-month period extends beyond the one-year period described in the preceding clause, but subject to any other earlier termination of any such Option as provided herein, at the end of which six-month period any such Option that has not been fully exercised shall terminate; (c) payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise in United States dollars by cash or check; and (d) payment in full is made for any withholding obligation as provided in Article VIII below.

         Options granted under the Plan shall become exercisable in cumulative increments of 50% and 100% beginning on the first and second anniversaries, respectively, of the date of grant if on such dates the Non-Employee Director to whom any such Option was granted remains a Non-Employee Director. In the event a Non-Employee Director ceases to be a Non-Employee Director, any of his then outstanding Options that have not become exercisable as provided herein shall terminate immediately.

         In addition, in the event of a merger or consolidation in which the Company is not the surviving entity, or any other capital reorganization in which more than 50% of the then outstanding shares of Common Stock are exchanged, or the sale by the Company of all or substantially all of its assets to another entity, any outstanding Option that was granted under the Plan more than six months prior to the date of the Company's adoption of a plan or definitive agreement in respect of such merger, consolidation, reorganization or asset sale, as the case may be, shall become exercisable in full as of such date. Upon the effectiveness of such merger, consolidation, reorganization or asset sale, as the case may be, any then outstanding Option shall terminate.

         Any other provisions of the Plan notwithstanding, (a) no Option shall become exercisable under any circumstances unless and until the Plan has been approved by the Company's stockholders, and (b) each Option shall terminate on the tenth anniversary of the date of grant of such Option subject to earlier termination as provided herein.


                                  ARTICLE VIII

Payment of Shares

         Payment of the Option Price for Option Shares shall be made in full upon exercise of the Option. Any rights of the Non-Employee Director to exercise an Option shall be conditioned upon the Non-Employee Director forwarding to the Company, in addition to the Option Price of the Option Shares, cash payment of an amount equal to the amount the Company is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with such exercise of the Option, as determined by the Committee in its discretion. The amount of such payment shall be communicated to the Non-Employee Director as soon as practicable following receipt by the Company of the Non-Employee Director's notice of exercise.


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                                   ARTICLE IX

Non-Transferability of Option

         No Option under the Plan shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by the optionee.


                                    ARTICLE X

Adjustment for Changes in Capitalization

         If the number of issued and outstanding shares of Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to this Plan and in the number, kind, and per share exercise price of shares subject to outstanding
Options or portions thereof granted prior to any such change. Any such adjustment in an outstanding Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.


                                   ARTICLE XI

No Obligation to Exercise Option

         The granting of an Option shall impose no obligation on the recipient to exercise such Option.


                                   ARTICLE XII

Rights as a Stockholder

         An optionee or a permitted transferee of an Option shall have no right as stockholder with respect to any Option Shares covered by his Option until such person shall have become the holder of such Option Shares, and such person shall not be entitled to any dividends or distributions of other rights in respect of such Option Shares for which the record date is prior to the date on which such person shall have become the holder of record thereof.


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                                  ARTICLE XIII

Regulatory Matters

         Every Option under the Plan is granted upon the express condition that the inability of the Company to comply with, or any delay in complying with, any laws, rules or regulations governing the issuance of Option Shares necessary to satisfy such Option (including but not limited to complying with the Securities Act of 1933, as amended (the "Act") and all rules and regulations thereunder), the fulfillment of which condition is deemed necessary by counsel for the Company to the lawful issuance or transfer of any such shares, shall relieve the Company of any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer of such shares. Further, it is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act ("Rule 16b-3"). If any Plan provisions is found not to be in compliance with Rule 16b-3, the provision shall be deemed null and void.


                                   ARTICLE XIV

Amendments or Discontinuance of the Plan

         The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that except as provided in
Article X above, the Board may not, without further approval by the stockholders of the Company, increase the maximum numbers of shares of Common Stock as to which Options may be granted under the Plan, reduce the Option Price described in Article VI above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any Non-Employee Director with respect to any Option theretofore granted without such Non-Employee Director's written consent. Notwithstanding the foregoing, the Plan may not be amended to change the amount, price or timing of the Annual Award until at least six months (or such longer or shorter period required by Rule 16b-3) after the date of the last preceding amendment except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.


                                   ARTICLE XV

Miscellaneous Provisions

         Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. The expenses of the Plan shall be borne by the Company.



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                                   ARTICLE XVI

Termination

         This Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan except that upon the dissolution or liquidation of the Company, this Plan and the Options issued hereunder shall terminate.


                                  ARTICLE XVII

Effectiveness

         The Plan shall become effective upon approval by the Company's stockholders.







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